UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2013

NBT BANCORP INC.

(Exact name of registrant as specified in its charter)

Delaware	0-14703	16-1268674
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52 South Broad Street, Norwich, New York	13815
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (607) 337-2265

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Item 8.01	Other Events.

On March 5, 2013, NBT Bancorp Inc. (“NBT”) held a special meeting of stockholders to consider and vote on (i) a proposal to adopt and approve the Agreement and Plan of Merger (the “Merger Agreement”) by and between NBT and Alliance Financial Corporation (“Alliance”), dated as of October 7, 2012, pursuant to which Alliance will merge with and into NBT with NBT surviving, and (ii) a proposal to approve one or more adjournments of the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting, or at any adjournment or postponement of that meeting, to adopt and approve the Merger Agreement.

Proposal 1 – Approval of the Merger Agreement

NBT’s stockholders approved the Merger Agreement, based on the following results as certified by the inspector of election.

For:	22,746,204
Against:	1,034,675
Abstain:	146,786

Proposal 2 – Adjournment of the Special Meeting

NBT’s stockholders approved the adjournment of the special meeting, if necessary, based on the following results as certified by the inspector of election.

For:	20,973,124
Against:	2,833,044
Abstain:	121,497

However, the proposal to approve the adjournment of the special meeting was deemed moot because there were sufficient votes at the time of the special meeting to approve the Merger Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

NBT BANCORP INC.

Date: March 5, 2013	By:	/s/ F. Sheldon Prentice
F. Sheldon Prentice
Executive Vice President, General Counsel and Corporate Secretary